   As filed with the Securities and Exchange Commission on November 22, 1999
                     REGISTRATION STATEMENT NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ______________________________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         _____________________________

                        ALBANY MOLECULAR RESEARCH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                              14-1742717
(State of Incorporation)                                    (I.R.S. Employer
                                                           Identification No.)
                              21 Corporate Circle
                            Albany, New York 12203
                                (518) 464-0279
                   (Address of Principal Executive Offices)

ALBANY MOLECULAR RESEARCH, INC. AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                      ENZYMED, INC. 1994 STOCK OPTION PLAN
                           (Full Titles of the Plans)
                     ------------------------------------

                            THOMAS E. D'AMBRA, PH.D.
                      Chairman and Chief Executive Officer
                        Albany Molecular Research, Inc.
                              21 Corporate Circle
                             Albany, New York 12203
                                 (518) 464-0279
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                         ____________________________

                                    Copy to:
                             STUART M. CABLE, P.C.
                          Goodwin, Procter & Hoar LLP
                                Exchange Place
                          Boston, Massachusetts 02109
                                (617) 570-1000

                         ____________________________

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Securities Being     Amount to Be    Proposed Maximum       Proposed Maximum         Amount of
 Registered                  Registered (1)    Offering Price Per    Aggregate Offering    Registration Fee
                                                   Share               Price(3)
-----------------------------------------------------------------------------------------------------------
Common Stock, par value        875,000 (2)        $27.94 (4)            $26,672,837 (4)       $7,415.05
 $.01 per share                 79,647(3)
===========================================================================================================

(1) Plus such additional number of shares as may be issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, or other similar event.
(2) This Registration Statement relates to 875,000 shares of Albany Molecular Research, Inc. (the "Registrant") Common Stock that may be issued upon the exercise of options issued under the Albany Molecular Research, Inc. Amended and Restated 1992 Stock Option Plan.
(3) This Registration Statement relates to 79,647 shares of the Registrant's Common Stock that may be issued upon the exercise of options issued under the EnzyMed, Inc. 1994 Stock Option Plan, which was assumed by the Registrant upon consummation of the merger of EnzyMed, Inc. with and into the Registrant, with the Registrant as the surviving corporation, on October 19, 1999.
(4) This estimate is based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on November 16, 1999 pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the amount of the registration fee.

================================================================================

                                 PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          Albany Molecular Research, Inc. (the "Registrant") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 31, 1999;

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the Commission on May 14, 1999;

          (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, as filed with the Commission on August 16, 1999

          (d) The Registrant's Current Report on Form 8-K, as filed with the Commission on November 2, 1999

          (e) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, as filed with the Commission on November 15, 1999; and

          (f) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on January 29, 1999 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

          In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          --------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Registrant's Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides that the Registrant shall indemnify its directors, officers and, in the discretion of the Board of Directors, certain non-officer employees under certain circumstances against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of the Registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful. Article V of the By-laws requires the advancement of expenses to directors in proceedings involving such directors in most circumstances and, at the discretion of the Board of Directors, allows the advancement of expenses to officers or non-officer employees in proceedings involving such officers or non-officer employees.

          The Registrant has entered into indemnification agreements with its directors reflecting the provisions of the By-laws.


Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.


Item 8.   Exhibits.
          --------

          The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

  Exhibit
  -------

  4.1          Restated Certificate of Incorporation of the Registrant
               (incorporated herein by reference to Exhibit 3.2 to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended
               December 31, 1998 (File No. 000-25323)).
  4.2          Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual
               Report on Form 10-K for the fiscal year ended December 31, 1998
               (File No. 000-25323)).
 *5.1          Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
*23.1          Consent of KPMG LLP.
 23.2          Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
 24.1          Powers of Attorney (included on signature page).
 99.1          Albany Molecular Research, Inc. Amended and Restated 1992 Stock
               Option Plan (incorporated herein by reference to Exhibit 10.3 to
               Amendment No. 5 to the Registrant's Registration Statement on
               Form S-1 (Registration No. 333-58795)).
*99.2          EnzyMed, Inc. 1994 Stock Option Plan.

_________________

*Filed herewith


Item 9.   Undertakings.
          ------------

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do
          --------  -------
          not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, the State of New York, on this 22nd day of November, 1999.

                                              ALBANY MOLECULAR RESEARCH, INC.

                                              By:  /s/ Thomas E. D'Ambra, Ph.D.
                                                 -------------------------------
                                                Thomas E. D'Ambra, Ph.D.
                                                Chairman and Chief Executive
                                                  Officer

          KNOWN ALL MEN BY THESE PRESENT that each individual whose signature appears below constitutes and appoints each of Thomas E. D'Ambra, Ph.D. and Donald E. Kuhla, Ph.D. such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                            Title                          Date
              ---------                            -----                          ----
/s/ Thomas E. D'Ambra, Ph.D.        Chairman of the Board, Chief Executive     November 22, 1999
-------------------------------
Thomas E. D'Ambra, Ph.D.            Officer and Director (Principal Executive
                                                  Officer)

/s/ Donald E. Kuhla, Ph.D.          President, Chief Operating Officer,        November 22, 1999
-------------------------------
Donald E. Kuhla, Ph.D.                     Secretary and Director

/s/ David P. Waldek                 Chief Financial Officer and                November 22, 1999
-------------------------------
David P. Waldek                     Treasurer (Principal Financial
                                                Officer)

/s/ Chester J. Opalka               Vice President, Director of Laboratory     November 22, 1999
-------------------------------
Chester J. Opalka                          Operations and Director

/s/ Anthony P. Tartaglia, M.D.                     Director                    November 22, 1999
-------------------------------
Anthony P. Tartaglia, M.D.

/s/ Frank W. Haydu III                             Director                    November 22, 1999
-------------------------------
Frank W. Haydu III

                                 EXHIBIT INDEX


Exhibit No.                          Description                           Page
----------                           -----------                           ----


     4.1           Restated Certificate of Incorporation of the Registrant
                   (incorporated herein by reference to Exhibit 3.2 to the
                   Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-25323)).
     4.2           Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual
                   Report on Form 10-K for the fiscal year ended December 31,
                   1998 (File No. 000-25323)).
    *5.1           Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
   *23.1           Consent of KPMG LLP.
    23.2           Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                   5.1 hereto).
    24.1           Powers of Attorney (included on signature page).
    99.1           Albany Molecular Research, Inc. Amended and Restated 1992
                   Stock Option Plan (incorporated herein by reference to
                   Exhibit 10.3 to Amendment No. 5 to the Registrant's
                   Registration Statement on Form S-1 (Registration No. 333-
                   58795)).
   *99.2           EnzyMed, Inc. 1994 Stock Option Plan.

_________________

*Filed herewith